    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998

                                                      REGISTRATION NO. 333-62287
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                             CYTEC INDUSTRIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      22-3268660
(STATE OR OTHER JURISDICTION OF INCORPORATION
                OR ORGANIZATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)
          FIVE GARRET MOUNTAIN PLAZA
          WEST PATERSON, NEW JERSEY                                07424
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

              THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION
               1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
              THE AMERICAN MATERIALS AND TECHNOLOGIES CORPORATION
                             1997 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                            EDWARD F. JACKMAN, ESQ.
                           FIVE GARRET MOUNTAIN PLAZA
                        WEST PATERSON, NEW JERSEY 07424
                                 (973) 357-3100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:

                             JOHN T. GAFFNEY, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.
---------------
* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT".
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

                             INTRODUCTORY STATEMENT

     Cytec Industries Inc. ("Cytec") hereby amends its Registration Statement on Form S-4 (No. 333-62287) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 275,000 shares of the Common Stock, par value $.01 per share, of Cytec ("Cytec Common Stock") issuable upon the exercise of stock options granted under (i) The American Materials & Technologies Corporation 1996 Incentive and Nonqualified Stock Option Plan and The American Materials & Technologies Corporation 1997 Stock Option Plan, as amended on March 13, 1998 (the "Plans") and (ii) issuable pursuant to the agreement between The American Materials & Technologies Corporation and Paul W. Pendorf, dated May 9, 1995, as amended, and pursuant to the agreement between The American Materials & Technologies Corporation and James L. Russell, dated March 13, 1998 (collectively, the "Agreements").

     On October 9, 1998, CAM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cytec, was merged with and into The American Materials & Technologies Corporation, a Delaware corporation ("AMT"). As a result of such merger (the "Merger"), AMT became a wholly owned subsidiary of Cytec and each outstanding share (other than shares owned by Cytec, AMT, or any subsidiary of Cytec) of Common Stock, par value $.01 per share, of AMT ("AMT Common Stock") has been converted into .3098 shares of Cytec Common Stock. In addition, each outstanding option issued pursuant to the Plans and the Agreements will no longer be exercisable for shares of AMT Common Stock, but instead, will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option, shares of Cytec Common Stock.

     This Post-Effective Amendment relates only to the shares of Cytec Common Stock issuable on the exercise of stock options under the Plans and the Agreements and is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Cytec with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Cytec's Annual Report on Form 10-K for the year ended December 31, 1997 and Cytec's Form 10-K/A relating to the year ended December 31, 1997;

     (b) Cytec's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998 and Cytec's Current Reports on Form 8-K dated March 18, 1998, April 16, 1998, May 6, 1998 and September 17, 1998;

     (c) The description of Cytec's Common Stock set forth in Cytec's Registration Statements filed pursuant to Section 12 of the Exchange Act and any announcements or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Cytec provide that Cytec shall indemnify, to the extent permitted by Delaware law, its directors, officers and employees against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as directors, officers or employees.

     Sections 145(a) and 145(b) of the General Corporation Law of Delaware ("DGCL") permit a corporation to indemnify any director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement or incurred by him in connection with any proceeding arising out of his status as director, officer, employee or agent if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. To the extent that such a person has been successful in defense of any such action or claim, Section 145(c) provides that he shall be indemnified against expenses incurred by him in connection therewith.

     As permitted by Section 102(b)(7) of the DGCL, Article Ninth of Cytec's Certificate of Incorporation limits the personal liability of Cytec's directors to Cytec or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to Cytec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  4.1(a) Certificate of Incorporation of the Registrant (incorporated by reference to exhibit 3.1(a) to the Registrant's quarterly report for the quarter ended September 30, 1996).
  4.1(b) Certificate of Amendment to Certificate of Incorporation dated May 13, 1997 (incorporated by reference to exhibit
        3.1(a) to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997).
  4.1(c) Conformed copy of the Registrant's certificate of incorporation, as amended (incorporated by reference to exhibit 3(c) to Registrant's registration statement on Form
        S-8, registration number 333-45577).
  4.2 By-laws of the Registrant (incorporated by reference to exhibit 3.2 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1996).
  4.3   The 1996 Incentive and Nonqualified Stock Option Plan.
  4.4   The 1997 Stock Option Plan, as amended on March 13, 1998.
  4.5   Stock Purchase Option Agreement between The American
        Materials & Technologies Corporation and James L. Russell, dated March 13, 1998.
  4.6(a) Stock Option Agreement between The American Materials &
        Technologies Corporation and Paul W. Pendorf, dated May 9,
        1995.
  4.6(b) Amendment to the Stock Option Agreement between The American
        Materials & Technologies Corporation and Paul W. Pendorf, dated October 8, 1998.
  5.1   Opinion of Cravath, Swaine & Moore regarding the legality of
        Cytec Common Stock.
 23.1   Consent of KPMG Peat Marwick LLP.
 23.2   Consent of Arthur Anderson LLP.
 23.3   Consent of Cravath, Swaine & Moore (included in exhibit
        5.1).
 24.1*  Power of Attorney.
 24.2 Certified resolution of the Board of Directors of Cytec authorizing the signature of the Chief Executive Officer and the Chief Financial Officer by power of attorney.

---------------
* Previously filed.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Paterson, State of New Jersey, on October 9, 1998.

                                          CYTEC INDUSTRIES, INC.

                                          By: /s/ E. F. JACKMAN
                                            ------------------------------------
                                            Name: E. F. Jackman
                                            Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                          *                            Chief Executive Officer &     October 9, 1998
-----------------------------------------------------    Director
                      D. Lilley

                          *                            Executive Vice President and  October 9, 1998
-----------------------------------------------------    Chief Financial and
                    J. P. Cronin                         Accounting Officer

                          *                            Chairman of the Board         October 9, 1998
-----------------------------------------------------
                      D. D. Fry

                          *                            Director                      October 9, 1998
-----------------------------------------------------
                   F. W. Armstrong

                          *                            Director                      October 9, 1998
-----------------------------------------------------
                     G. A. Burns

                          *                            Director                      October 9, 1998
-----------------------------------------------------
                  L. L. Hoynes, Jr.

                          *                            Director                      October 9, 1998
-----------------------------------------------------
                    W. P. Powell

                          *                            Director                      October 9, 1998
-----------------------------------------------------
                    J. R. Satrum

                *By /s/ E. F. JACKMAN
  -------------------------------------------------
                    E. F. Jackman
                  Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 4.1(a)   Certificate of Incorporation of the Registrant (incorporated by reference to exhibit 3.1(a) to the Registrant's quarterly report for the quarter ended September 30, 1996).
 4.1(b)   Certificate of Amendment to Certificate of Incorporation
          dated May 13, 1997 (incorporated by reference to Exhibit
          3.1(a) to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997).
 4.1(c)   Conformed copy of the Registrant's certificate of
          incorporation, as amended (incorporated by reference to
          exhibit 3(c) to Registrant's registration statement on Form
          S-8, registration number 333-45577).
 4.2      By-laws of the Registrant (incorporated by reference to
          exhibit 3.2 to Registrant's quarterly report on Form 10-Q
          for the quarter ended September 30, 1996).
 4.3      The 1996 Incentive and Nonqualified Stock Option Plan.
 4.4      The 1997 Stock Option Plan, as amended on March 13, 1998.
 4.5      Stock Purchase Option Agreement between The American
          Materials & Technologies Corporation and James L. Russell,
          dated March 13, 1998.
 4.6(a)   Stock Option Agreement between The American Materials &
          Technologies Corporation and Paul W. Pendorf, dated May 9,
          1995.
 4.6(b)   Amendment to the Stock Option Agreement between The American
          Materials & Technologies Corporation and Paul W. Pendorf,
          dated October 8, 1998.
 5.1      Opinion of Cravath, Swaine & Moore regarding the legality of the Cytec Common Stock.
23.1      Consent of KPMG Peat Marwick LLP.
23.2      Consent of Arthur Anderson LLP.
23.3      Consent of Cravath, Swaine & Moore (included in exhibit
          5.1).
24.1*     Power of Attorney.
24.2      Certified resolution of the Board of Directors of Cytec
          authorizing the signature of the Chief Executive Officer and the Chief Financial Officer by power of attorney.

---------------
* Previously filed.